ALLIED ASSET ADVISORS FUNDS
ALLIED ASSET ADVISORS, INC.

JOINT CODE OF ETHICS

Section I                      Statement of General Fiduciary Principles

This Joint Code of Ethics (the "Code") has been approved by the Board of Trustees of Allied Asset Advisors Funds (the "Trust"), including a majority of the Trustees who are not "interested persons" of the Trust ("Independent Trustees"), as defined by the Investment Company Act of 1940 (the "1940 Act").  The Code has been adopted by the Trust and Allied Asset Advisors, Inc. (the "Advisor"), the investment advisor of the Trust, in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”).  The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 and Rule 204A-1 address.

The Code is based on the principle that the trustees and officers of the Trust and the personnel of the Advisor who provide services to the Trust, owe a fiduciary duty to the Trust to conduct their personal securities transactions in a manner that does not interfere with the Trust's transactions or otherwise take unfair advantage of their relationship with the Trust.  All such trustees, officers and personnel of the Trust and the Advisor ("Trust Employees") are expected to adhere to this general principle, to comply with all of the specific provisions of this Code that are applicable to them, and to comply with all applicable  federal securities laws.1

Technical compliance with the Code will not automatically insulate any Trust Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Trust. Accordingly, all Trust Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Trust and its shareholders.  In sum, all Trust Employees shall place the interests of the Trust before their own personal interests.

Every Trust Employee must read and retain this Code of Ethics, recognizing that he or she is subject to its provisions, and must report any violations promptly to the Compliance Officer.

The Trust and the Advisor shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

Section II                     Definitions

(A)	"Access Person" means any trustee, director, general partner, officer, or Advisory Person (as defined below) of the Trust or of the Advisor.

1
Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statues, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

(B)
An "Advisory Person" of the Trust or of the Advisor means: (i) any employee of the Trust or the Advisor, or of any company in a control relationship to the Trust or the Advisor, who in connection with his or her regular functions or duties makes, participates in, or obtains current information regarding the purchase or sale of any Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or the Advisor who obtains information concerning current recommendations made to the Trust with regard to the purchase or sale of any current Security.

(C)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

(D)
“Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, except that the determination shall apply to all securities which an Access Person has or acquires. For purposes of this Code, Beneficial ownership shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).2

(E)	"Compliance Officer" means the chief compliance officer of the Advisor.

(F)	"Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(G)
"Covered Security" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a banker's acceptance, certificate of deposit, commercial paper, or high quality short-term debt security, including a repurchase agreement; or (iii) a share of an open-end investment company (i.e. a mutual fund) that is unaffiliated with the Trust and its Advisor.

(H)	"Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(I)
"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

2
Beneficial ownership will not be deemed to exist solely as a result of any indirect interest a person may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person’s compensation arrangement with the Advisor or any affiliate of the Advisor under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person’s compensation.

(J)
"Investment Personnel" means: (i) any employee of the Trust or the Advisor (or of any company controlling, controlled by or under common control with the Trust or the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trust; and (ii) any natural person who controls the Trust or the Advisor and who obtains information concerning current recommendations made regarding the purchase or sale of Securities by the Trust.

(K)
"Limited Offering" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

(L)
"Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives").  Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

(M)
A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(N)	"Trust Employee" means any person who is a trustee, director, officer or employee of the Trust or the Advisor.

Section III                   Objective and General Prohibitions

Although certain provisions of this Code apply only to Access Persons, all Trust Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of this Code. Therefore, a Trust Employee may not engage in any investment transaction under circumstances where the Trust Employee benefits from or interferes with the purchase or sale of investments by the Trust.  In addition, Trust Employees may not use information concerning the investments or investment intentions of the Trust or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust. Disclosure by a Trust Employee of such information to any person outside of the course or scope of the responsibilities of the Trust Employee to the Trust and the Advisor will be deemed to be a violation of this prohibition.

Trust Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Trust. In this regard, Trust Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of the Trust, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

(i)	Employ any device, scheme or artifice to defraud the Trust;

(ii)
Make any untrue statement of a material fact to the Trust or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(iv)	Engage in any manipulative practice with respect to the Trust.

Trust Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX below; or (2) the imposition of administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Section IV                   Prohibited Transactions3

(A)
Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Trust the information described in Section VI of this Code.

(B)
An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Trust has purchased or sold the Covered Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Covered Security in the next 15 calendar days; or (2) the Advisor has within the last 15 calendar days considered purchasing or selling the Covered Security for the Trust or is considering purchasing or selling the Covered Security for the Trust within the next 15 calendar days, unless such Access Person:

(i)	Obtains pre-clearance of such transaction pursuant to Section V; and

(ii)	Reports to the Trust the information described in Section VI of this Code.

For purposes of administering this Code, Access Persons who are Advisory Persons shall be presumed to have the requisite knowledge of the Trust's transactions so as to require pre-clearance, regardless of whether such persons actually have such knowledge. Accordingly, all Advisory Persons shall obtain pre-clearance of all transactions in Covered Securities in accordance with this Section IV(B) except in the case of a transaction as to which one of the exceptions from pre-clearance set forth in Section IV(C) below applies.

3
The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

Because investment recommendations and decisions made for the Trust are made by persons who are associated with the Advisor, Access Persons who are not associated with the Advisor will, in the absence of evidence to the contrary, be presumed not to have the requisite knowledge of the Trust's transactions so as to generally require pre-clearance of transactions. Accordingly, Access Persons who are Independent Trustees shall not be required to obtain pre-clearance of a transaction unless at the time of the transaction they have actual knowledge of the matters described in (B) above.

(C)	The prohibitions of this Section IV and the pre-clearance requirements of Section V do not apply to:

(1)
Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

(2)	Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

(3)	Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(4)	Transactions in exchange traded futures contracts;

(5)
Transactions in common stock of large capitalization companies (companies with capitalization in excess of five billion dollars), if the amount of the transaction or a series of related transactions is not larger than $10,000 or 300 shares;

(6)
Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

(7)	Transactions in Securities that are not permissible investments for the Trust, other than securities purchased or sold in an Initial Public Offering or Limited Offering.

Section V                    Pre-Clearance Procedures

(A)           Obtaining Pre-Clearance.

Pre-clearance of a personal transaction in a Covered Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such pre-clearance from another Clearing Officer.

            (B)           Time of Clearance.

(1)
An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

(2)
Pre-clearance of a trade shall be valid and in effect only for a period of 72 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

(C)           Form.

Pre-clearance must be obtained in writing by completing and signing the form attached as Schedule A, and obtaining the signature of a Clearing Officer.  If an Access Person has responsibility regarding the determination by the Advisor of Covered Securities to be purchased or sold for the Trust and is requesting approval to purchase or sell a Covered Security that is owned by the Trust or is purchasing a Covered Security that is a permissible investment for the Trust, but has not purchased such Covered Security for the Trust, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Covered Security is sought.

(D)           Filing.

Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

            (E)           Factors Considered in Pre-Clearance of Personal Transactions.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(1)	Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

(2)	Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trust; and

(3)	Whether the transaction is likely to adversely affect the Trust.

(F)           Monitoring of Personal Transactions after Pre-Clearance.

After pre-clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person's transactions to ascertain whether pre-cleared transactions have been executed within 72 hours and whether such transactions were executed in the specified amounts.

Section VI                   Certifications And Reports By Access Persons4

(A)	Initial Certifications and Initial Holdings Reports

Within 10 days after a person becomes an Access Person, except as provided in Section VI (D), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(B)	Quarterly Transaction Reports

(1)
Within 30 days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions in Covered Securities occurring in the quarter in which he or she had any direct or indirect Beneficial Ownership. Such report is hereinafter called a "Quarterly Transaction Report."

Such report is hereinafter called a "Quarterly Transaction Report."

(2)	Except as provided in Section VI (D), a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

(a)	Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(b)	Title, ticker symbol or CUSIP, number of shares or principal amount, interest rate and maturity (if applicable), and the price at which the transaction was effected; and

4
The reporting requirements of this Section VI apply to Covered Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

(c)	Name of the broker, dealer or bank with or through whom the transaction was effected.

(3)
A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

(C)	Annual Certifications and Annual Holdings Reports

Annually, by January 30 of each year, except as provided in Section VI(D), each Access Person shall complete and submit to the Compliance Officer an Annual Certification and Holdings Report on the form attached as Schedule D and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(D)	Exceptions from Reporting Requirements

(1)
Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary.

(2)	Transactions effected pursuant to an Automatic Investment Plan.

(3)
Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Trustee is not required to file a Quarterly Transaction Report unless he or she knew (or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known) of the Trust's trading activity at any time during the 15 day period immediately preceding or after such Independent Trustee engaged in a Securities transaction.

(4)	Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports.

(5)
In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for accounts through which transactions in Covered Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Covered Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Access Persons who are associated persons of the Advisor and who provide duplicate confirmations and statements for their accounts to the Advisor will be deemed to satisfy the requirement to submit a Quarterly Transaction Report if such confirmations and statements reflect all transactions in Covered Securities required to be reported by them hereunder.  The Advisor shall deliver such confirmations and statements or analysis thereof to permit the Compliance Officer to ascertain compliance with this Code.  Any Access Person relying on this Section VI(D)(3) shall be required to certify as to the identity of all accounts through which Covered Securities in which they have direct or indirect beneficial Ownership are purchased, sold and held.

(6)
An Access person need not make a separate transaction report under this Code where the report would duplicate information recorded by the Advisor pursuant to Rule 204-2(a)(12) under the Investment Advisers Act of 1940

(E)
It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI. Any effort by the Trust or by the Advisor to facilitate the reporting process does not change or alter that responsibility.

Section VII                  Additional Prohibitions

(A)           Confidentiality of Trust Transactions.

Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all Trust Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the trustees of the Trust.

(B)           Outside Business Activities, Relationships And Directorships.

Except for business relationships with not-for profit organizations, access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trust. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trust. Access Persons who are officers or employees of the Advisor may not serve as a director of any public or private company, except with the prior approval of the Compliance Officer, and all directorships held by such Access Persons shall be reported to the Compliance Officer.

(C)           Gratuities.

Trust Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except:  (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

Section VIII                Certification By Access Persons

The certifications of each Access Person required to be made pursuant to Section VI shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it.  Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.

Section IX                   Sanctions

Any violation of this Code shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1, Rule 204A-1 and this Code. The sanctions to be imposed shall be determined by the Board of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Advisor (or of a company which controls the Advisor, the sanctions to be imposed shall be determined by the Advisor (or the controlling person thereof), as applicable.  Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person.

Section X                     Administration and Construction

(A)	The administration of this Code shall be the responsibility of the Compliance Officer.

(B)	The duties of the Compliance Officer are as follows:

(1)
Maintaining current lists of the names of all Trust Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, officers, or employees of the Advisor or of any company which controls the Advisor, and the date each such person became an Access Person;

(2)
On an annual basis, providing each Trust Employee with a copy of this Code (including any amendments) and obtaining from each Trust Employee a written certification of the receipt of the code (including any amendments);

(3)
Obtaining the reports required to be submitted by Access Persons under this Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons.

(4)	Maintaining or supervising the maintenance of all records and reports required by this Code;

(5)	Reviewing securities transactions and holdings reported by Access Persons against transactions effected by the Trust;

(6)
Issuing, either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1, Rule 204A-1 and this Code;

(7)
Conducting such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Trustees of the Trust; and

(C)	The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

(1)	A copy of this Code and any other codes of ethics adopted pursuant to Rule 17j-1 or rule 204A-1 by the Trust and the Advisor for a period of 5 years;

(2)
A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than 5 years following the end of the fiscal year of the Trust in which the violation occurred;

(3)
A copy of each report made pursuant to this Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, for a period of not less than 5 years from the end of the fiscal year of the Trust in which such report or interpretation was made or issued, the most recent 2 years of which shall be kept in a place that is easily accessible;

(4)
A list of all persons, currently or within the past 5 years, who are or were required to make reports pursuant to Rule 17j-1, Rule 204A-1 and this Code or any other code specified in (C)(1) above, or who are or were responsible for reviewing such reports;

(5)
A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least 5 years after the end of the fiscal year in which such approval was granted; and

(6)	A copy of each report made to the Trustees pursuant to Section 4(D), for at least five years after the end of the fiscal year in which it was made, the first 2 years in an easily accessible place.

(D)	Review of Code by Board of Trustees

(1)
On an annual basis, and at such other time as deemed to be necessary or appropriate by the trustees, the trustees shall review operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1 or Rule 204A-1.

(2)
In connection with the annual review of the Code by the Trustees, the Trust and the Advisor shall each provide to the Board of Trustees, and the Board of Trustees shall consider, a written report (which may be a joint report on behalf of the Trust and the Advisor) that:

(a)
Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

(b)	Certifies that the Trust and the Advisor have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(E)
This Code may not be amended or modified except in a written form, which is specifically approved by majority vote of the Independent Trustees within six months after such amendment or modification. In connection with any such amendment or modification, the Trust and the Advisor each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

This Code was approved by the Board of Trustees of the Trust at a meeting held on October 19, 2009.

SCHEDULE A

ALLIED ASSET ADVISORS FUNDS
ALLIED ASSET ADVISORS, INC.

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect a transaction in Covered Securities in which I have or will acquire direct or indirect Beneficial Ownership.

PURCHASES AND ACQUISITIONS

Date	No. of Shares or Principal Amount	Name of Security

SALES AND OTHER DISPOSITIONS

Date	No. of Shares or Principal Amount	Name of Security


(Check if applicable) If I have responsibility for the determination by the Advisor of Securities to be purchased or sold by the Trust, I have noted (by means of an asterisk) those Securities noted above which are owned by the Trust. If I am requesting permission to purchase Securities that are not presently owned by the Trust, I have included a statement as to why such securities are not being purchased for the Trust or being considered by the Trust.

Date:		Signature:

Print Name:

Permission Granted	_____	Permission Denied	_____

Date and Time:		Signature:
(Clearing Officer)

SCHEDULE B

ALLIED ASSET ADVISORS FUNDS
ALLIED ASSET ADVISORS, INC.

QUARTERLY TRANSACTION REPORT

The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write "NONE".)  Please sign and date this report and return it to the Compliance Officer no later than 30 days following the end of the calendar quarter. Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS

Date	No. of Shares or Principal Amount	Name of Security	Ticker Symbol or CUSIP	Purchase Price Per Share or Unit	If Applicable: Interest Rate and Maturity Date	Account	Executing Broker

SALES AND OTHER DISPOSITIONS

Date	No. of Shares or Principal Amount	Name of Security	Ticker Symbol or CUSIP	Purchase Price Per Share or Unit	If Applicable: Interest Rate and Maturity Date	Account	Executing Broker

Date:	Signature:

Print Name:

SCHEDULE C

ALLIED ASSET ADVISORS FUNDS
ALLIED ASSET ADVISORS, INC.

INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
AND INITIAL HOLDINGS REPORT

This form must be completed by all Access Persons (other than Independent Trustees) within 10 calendar days after becoming and Access Person.

I have read and I understand the Joint Code of Ethics (including any amendments) of Allied Asset Advisors Funds and Allied Asset Advisors, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I certify that I have listed below: (1) the title, type, ticker symbol or CUSIP, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which an account is maintained through which any Covered Securities in which I have any Beneficial Ownership are held, purchased or sold.

Title	Type	Ticker Symbol or CUSIP	Number of Shares	Principal Amount

Name of each broker, dealer or bank:

            Check here if you have attached additional pages of holding in Covered Securities.

Number of pages attached

Date:	Signature:

Print Name:

*Does not apply to Independent Trustees.

SCHEDULE D

ALLIED ASSET ADVISORS FUNDS
ALLIED ASSET ADVISORS, INC.

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE
OF ETHICS AND ANNUAL HOLDINGS REPORT

This form must be completed by all Access Person (other than Independent Trustee) and returned to the Compliance Officer on or before January 30 each year.

I have received a copy of, read and understand the Joint Code of Ethics (including any amendments) of Allied Asset Advisors Funds and Allied Asset Advisors, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

I also certify that all personal holdings, transactions and accounts that were required to be reported by me pursuant to the Code, during the past year have been reported in holdings reports that I have submitted to the Compliance Officer or in confirmations and statements for each account through which any Covered Securities in which I have any Beneficial Ownership are held, purchased or sold, that have been sent to the Compliance Officer.

I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which an account is maintained through which any Covered Securities in which I have any Beneficial Ownership are held, purchased or sold.

Title	Type	Ticker Symbol or CUSIP	Number of Shares	Principal Amount

Name of each broker, dealer or bank:

            Check here if you have attached additional pages of holding in Covered Securities.

Number of pages attached

Date:	Signature:

Print Name:

*Does not apply to Independent Trustees